Exhibit 5.1

January 27, 2021

To the Board of Directors

Applied Energetics, Inc.

2480 W Ruthrauff Road, Suite 140Q

Tucson, AZ 85705

Re:	Applied Energetics, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Applied Energetics, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (as amended by Amendment No. 1 thereto, the “Registration Statement”), relating to the offer and sale by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”), of up to 26,888,174 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

You have requested our opinion as to the matters set forth below in connection with the issuance of the Shares. For purposes of rendering this opinion, we are familiar with the Registration Statement, and we have examined the Company’s Certificate of Incorporation, as amended to date, the Company’s By-laws, as amended to date, and corporate actions of the Company that provided for the issuances of the Shares. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on statements of officers of the Company.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based upon and subject to the foregoing, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Experts” in the prospectus constituting a part thereof.

Very truly yours,

/s/ Masur Griffitts Avidor LLP

MASUR GRIFFITTS AVIDOR LLP